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Exhibit 99.1

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CIMAREX ENERGY CO.

        The undersigned appoints F.H. Merelli and Paul Korus as proxies, with power to act without the other and with power of substitution, and authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Cimarex Energy Co. held of record by the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders to be held May     , 2005, or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

/*\FOLD AND DETACH HERE/*\

Your opinion is important to us. Please cast your vote today.

PROXY BY MAIL

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this.	☒

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 5 and 6.

1.	Proposal to approve the issuance of shares of Cimarex common stock in connection with the merger of Cimarex Nevada Acquisition Co., a wholly owned subsidiary of Cimarex, with and into Magnum Hunter Resources, Inc. as contemplated by the Agreement and Plan of Merger dated as of January 25, 2005, by and among Cimarex, Cimarex Nevada Acquisition Co. and Magnum Hunter Resources, Inc.						2.	Proposal to approve an amendment to Cimarex's amended and restated certificate of incorporation, effective upon consummation of the merger, to increase the number of authorized shares of common stock from 100 million shares to 200 million shares.
	☐	FOR	☐	AGAINST	☐	ABSTAIN		☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Proposal to approve an amendment to Cimarex's amended and restated certificate of incorporation, effective upon consummation of the merger, to increase the maximum size of the board of directors from nine to ten directors.						4.
								Proposal to approve an amendment to Cimarex's Amended and Restated 2002 Stock Incentive Plan to increase the number of shares authorized for issuance under the Plan from seven million shares to 12.7 million shares and make certain other changes.
	☐	FOR	☐	AGAINST	☐	ABSTAIN		☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	Election of three Class III directors:						6.	Ratification of KPMG LLP as independent auditors for 2005.
	☐	Vote FOR all nominees listed below (except as marked to the contrary below)			☐	Vote WITHHELD from all nominees listed below		☐	FOR	☐	AGAINST	☐	ABSTAIN
01 Glenn A. Cox 02 David A. Hentschel 03 L. Paul Teague								IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW.
(Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the space provided to the right.) [ ]
										COMPANY NUMBER:
										PROXY NUMBER:
										ACCOUNT NUMBER:
Signature(s)	Signature(s)	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such.

/*\FOLD AND DETACH HERE AND READ THE REVERSE SIDE/*\

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE
CIMAREX ENERGY CO.

/*/	You can now vote your shares electronically through the Internet or the telephone.
/*/	This eliminates the need to return the proxy card.

/*/	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www. continentalstock.com
Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS